UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 30, 2007
Date of Report (Date of earliest event reported)

AQUA SOCIETY, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-50163	52-2357931
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

Konrad - Adenauer Strasse 9-13
45699 Herten, Germany
(Address of principal executive offices)	(Zip Code)

011-49-6031-791-760
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective September 30, 2007, the following persons resigned from their respective positions with Aqua Society Inc. (the “Company”):

Name	Position(s)

Robert Terberg	Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director
Hugo Van Der Zee	Chairman of the Board of Directors

Mr. Terberg and Mr. Van Der Zee cited a lack of communication, lack of agreement and lack of confidence with and in the Company’s remaining directors, Hubert Hamm and Dr. Erwin Oser, as the reasons for their respective resignations. Disputes existed between the resigning directors and the continuing directors with respect to executive/director compensation and the status of the Company’s intellectual property rights. The parties were unable to resolve their differences on these issues. Copies of Mr. Terberg’s and Mr. Van Der Zee’s resignations are attached as exhibits to this report.

Hubert Hamm was appointed as the Company’s Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer upon the effectiveness of Mr. Terberg’s resignation from those positions. Mr. Hamm is the inventor of a number of the Company’s technologies and runs the day-to-day operations of Aqua GmbH. Mr. Hamm has over 20 years of experience in the research and development, construction, maintenance and optimization of large-scale refrigeration plants, primarily for applications in mining and tunnel construction. From 1986 to 2001, Mr. Hamm worked in various management positions at RAG (formerly Ruhrkohle AG), a multi-billion dollar international mining and energy company. Mr. Hamm was the head of RAG’s HVAC&R department from 1994 to 2001. Since 2001, Mr. Hamm has been the head of his own engineering consulting firm, specializing in the development of HVAC&R technologies. Mr. Hamm is also one of the Company’s principal stockholders.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits

Exhibit Number	Description of Exhibit
17.1	Resignation of Robert Terberg
17.2	Resignation of Hugo J.A. Van Der Zee

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AQUA SOCIETY, INC.

Date: October 4, 2007
	By:	/s/ Hubert Hamm

HUBERT HAMM
Chief Executive Officer, Chief Financial Officer,
President, Secretary and Treasurer